UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2011

NEXAIRA WIRELESS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53799
(Commission File Number)

20-8748507
(IRS Employer Identification No.)

#1404 – 510 West Hastings Street, Vancouver, BC V6B 1L8
(Address of principal executive offices and Zip Code)

(604) 682-5629
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 14, 2011, we agreed to extend the expiry date of 1,575,000 warrants from January 15, 2011 to January 15, 2013. The warrants were originally issued on September 29, 2009 in connection with the closing of the share exchange agreement with our wholly-owned subsidiary, Westside Publishing Ltd., an Ontario corporation, NexAira Inc. (“NexAira”), an Alberta corporation, NexAira’s wholly-owned subsidiary, NexAira, Inc., a California corporation, the shareholders of NexAira as set out in Schedule 1 to the share exchange agreement, 0793296 B.C. Ltd., a British Columbia corporation, and 885084 Alberta Inc.

Also on January 14, 2011, we issued 1,129,034 warrants to a company wholly owned by one of our directors, entitling it to purchase 1,129,034 common shares of our company at an exercisable price of US$0.20 per share at any time until January 15, 2013. We issued the warrants to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Act”) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXAIRA WIRELESS INC.

“Ralph Proceviat”
By:
Name:	Ralph Proceviat
Title:	Chief Financial Officer
Dated:	January 19, 2011